Exhibit 4.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, together with all Schedules and Exhibits to be delivered pursuant hereto (collectively, this “Agreement”), is made and shall be effective as of February 26, 2009, by and between William H. Davis, with an address of 29 Glen Green, Winchester, MA (“Buyer”), and Telkonet, Inc., a Utah corporation with an address of 20374 Seneca Meadows Parkway, Germantown, Maryland 20876 (“Seller”).

BACKGROUND

Seller owns 18,500,000 shares of the common stock of MSHI Holdings, Inc. (the “Company”).  Seller is interested in selling to Buyer, and Buyer is interested in purchasing from Seller, 2,800,000 shares of the common stock of the Company owned by Seller (the “Shares”).

TERMS

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

SALE OF SHARES AND CLOSING

1.01           Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing (as defined in Section 1.03), free and clear of any and all liens, claims and encumbrances of any nature whatsoever, on the terms and subject to the conditions set forth in this Agreement.

1.02           Purchase Price. The aggregate purchase price (“Purchase Price”) for the Shares shall be Ten Thousand Dollars ($10,000.00), payable by Buyer to Seller.

1.03           Closing.

(a)           The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the electronic exchange of documents on Friday, February 13, 2009, or at such place or on such other date as is mutually agreed upon by the parties (the “Closing Date”). The Closing shall be effective as of the close of business on the Closing Date.

(b)           Subject to the conditions set forth in this Agreement, on the Closing Date or, with respect to subparagraph (i) below, as soon as reasonably practicable thereafter:

(i)           Seller shall transfer to Buyer the Shares by delivering to Buyer stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached;

(ii)           Buyer shall deliver the Purchase Price in accordance with Article IV hereof; and

(iii)           Each of the parties hereto shall deliver to the other the documents required to be delivered pursuant to Article IV hereof, and such other certificates and documents as the parties or their respective counsel may reasonably request in order to consummate the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to enter into this Agreement and to close hereunder, Seller hereby represents and warrants to Buyer as follows:

2.01           Ownership of Capital Stock. Except as set forth in Schedule 2.01 hereto, Seller owns, beneficially and of record, all right, title and interest in and to the Shares, free and clear of any adverse interests, security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or limitations of any kind. On the Closing Date, the delivery by Seller of stock certificates in the manner set forth in Section 1.03(b) hereof will transfer title to the Shares to Buyer, free and clear of any adverse claim, security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind.

2.02           Capacity, Execution, Delivery; Valid and Binding Agreements. Seller has the sole authority and legal capacity to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its respective obligations hereunder and thereunder (including, without limitation, the power to sell, transfer and convey the Shares as provided by this Agreement). This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms. Except as set forth in Schedule 2.02 hereto, no consent is required with respect to Seller or the Company in connection with the execution, delivery, and performance of this Agreement or any other agreement contemplated hereby.

2.03           Incorporation and Corporate Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Seller has full power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted.

2.04           No Breach. Except as set forth in Schedule 2.04 hereto, the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any of the Shares or any assets of Seller or the Company, or require any authorization, consent, approval, exemption or other action by or notice to any third party, court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of Seller or the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Seller or the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Seller or the Company is subject.

2.05           Governmental Authorities; Consents. Except as set forth in Schedule 2.05 hereto, Seller is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Seller, in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

2.06           Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

2.07           Disclosure. No representation or warranty by Seller hereunder, nor any statement contained in any certificate, schedule, list or other writing furnished or to be furnished by Seller to Buyer pursuant to this Agreement (i) contains or shall contain any untrue statement of a material fact, or (ii) omits or shall omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Seller to enter into this Agreement and to close hereunder, Buyer hereby represents and warrants to Seller as follows:

 3.01          Execution, Delivery; Valid and Binding Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.02           Investigation; Economic Risk. Buyer acknowledges that it has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the transactions contemplated by this Agreement. The parties acknowledge and agree that nothing in this Section 3.02 shall limit or modify any representation or warranty of the Seller in Section 2 hereof, or the right of Buyer to rely thereon.

3.03           Buyer acknowledges that the Shares will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), and that the Shares will bear substantially the following restrictive legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”), and are Restricted Securities as that term is defined in Rule 144 under the Act, and requires written release from either the issuing company or their attorney prior to legend removal.

ARTICLE IV

CLOSING

4.01           Seller’s Documents. At the Closing, or as soon as reasonably practicable thereafter, Seller shall deliver to Buyer the stock certificates issued to Seller representing the Shares, duly endorsed for transfer or accompanied by a duly executed stock power, with requisite stock transfer stamps, if any, attached.

4.02           Buyer's Documents. At the Closing, Buyer shall deliver to Seller the Purchase Price in immediately available funds by wire transfer to an account designated by Seller.

4.03           Conditions to Closing. Each of Buyer and Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or them on or before the Closing.

ARTICLE V

SURVIVAL; INDEMNIFICATION

5.01           Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article II and Article III hereof shall survive the Closing.

5.02           Indemnification.  (a) Seller shall indemnify in full Buyer, his attorneys, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses, including costs) (collectively, “Losses”), which Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any breach of any of the representations or warranties of Seller contained in this Agreement or in any exhibit, schedule or certificate delivered or to be delivered by or on behalf of Seller pursuant to the terms of this Agreement, (ii) any breach of, or failure to perform, any agreement of Seller contained in this Agreement. (b) Buyer shall indemnify and hold harmless Seller, including its managers, members, officers, directors, employees, attorneys, agents, successors and assigns (collectively, the “Seller Indemnified Parties”) against all Losses that Seller Indemnified Parties may suffer, sustain, or become subject to as a result of (i) any breach of any of the representations or warranties of Buyer contained in this Agreement or in any exhibit, schedule or certificate delivered or to be delivered by or on behalf of Buyer pursuant to the terms of this Agreement, (ii) any breach of, or failure to perform, any agreement of Buyer contained in this Agreement.

5.03           Method of Asserting Claims. As used herein, an “Indemnified Party” shall refer to the party entitled to indemnification hereunder, the “Indemnified Party” and the “Indemnifying Party” shall refer to the party obligated to provide the indemnity.

(a)           In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnified Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim. Notice of the intention to contest and defend shall be given by the Indemnifying Party to the Indemnified Party within 20 business days after the Indemnified Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys engaged by the Indemnifying Party and approved by the Indemnified Parties. The Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss), to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

(b)           In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Indemnified Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, then such dispute shall be resolved pursuant to the provisions of Section 6.05 below.

ARTICLE VI

GENERAL PROVISIONS

6.01           Expenses. Except as otherwise expressly provided for herein, Seller and Buyer will pay all of their own expenses (including attorneys’ and accountants fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement.

6.02           Further Assurances. Seller and Buyer agree that, on and after the Closing Date, each shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably requested by the other party hereto to carry out any of the provisions hereof.

6.03           Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

6.04           Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent by nationally recognized overnight courier service. Notices, demands and communications to Buyer and Seller will, unless another address is specified in writing, be sent :

If to Buyer:  At the address indicated above, Attn.: William H. Davis

If to Seller:  At the address indicated above, Attn:  Jason Tienor

With a copy to: Howard J. Barr at the Seller’s address indicated above

6.05           Arbitration. Neither party shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties hereunder, whether arising prior to or after the Closing Date, before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall resolve the dispute through arbitration, which shall be binding, before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “Association”). The place of arbitration shall be Philadelphia, Pennsylvania. The arbitrator shall be selected by the joint agreement of Buyer and Seller, but if they do not agree within a reasonable period of time, the selection shall be made pursuant to the rules from the panels of the arbitrators maintained by the Association. The arbitrator shall render his decision within one hundred eighty (180) days of appointment. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal there from. Judgment upon the award rendered by the arbitration may be entered by a court having jurisdiction thereof. The costs and expenses of arbitration, including attorneys' fees and expenses of the arbitrator shall be paid entirely by the Seller. The arbitrator shall not be permitted to award punitive or similar type damages under any circumstances. This arbitration provision shall constitute the sole and exclusive remedy for any dispute under this Agreement.

6.06           Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party hereto.

6.07           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.08           Complete Agreement. This Agreement, and the Exhibits and Schedules and the other documents referred to herein, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

6.09           Counterparts. This Agreement may be executed in one or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

6.10           Governing Law. The internal law, without regard to conflicts of laws principles, of the Commonwealth of Pennsylvania will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

6.11           Headings. The headings of the several articles and sections of this Agreement are inserted for convenience of reference only and shall not constitute part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER

By: /s/ William H. Davis
Name: William H. Davis
Title:

TELKONET, INC.

By: /s/ Richard J. Leimbach
Name: Richard J. Leimbach
Title: CFO

Schedule 2.01

Buyer acknowledges that YA Global Investments LP holds a security interest in the Shares and that its consent is necessary to the consummation of the transaction contemplated herein.

Schedule 2.02

Buyer acknowledges that YA Global Investments LP holds a security interest in the Shares and that its consent is necessary to the consummation of the transaction contemplated herein.

Schedule 2.04

Buyer acknowledges that YA Global Investments LP holds a security interest in the Shares and that its consent is necessary to the consummation of the transaction contemplated herein.

Schedule 2.05

The sale of the Shares constitutes the entry into a material definitive agreement not made in the ordinary course of business of the Seller that is material to the Seller and is therefore reportable pursuant to the Securities Exchange Act of 1934 and the rules of the Securities Exchange Administration.